UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17 South Briar Hollow Lane, Suite 100, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 881-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	AE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 9, 2023, the Company held the Meeting for the purpose of considering the following matters: (1) to elect seven directors to serve for the next year or until their successors are elected and qualified; (2) to consider and act upon an advisory resolution on executive compensation; and (3) to ratify the Audit Committee’s selection of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The voting was as follows:

1.To elect seven directors to serve for the next year or until their successors are elected and qualified.

	Number of Shares
	For	Withheld	Broker Non-Votes

Murray E. Brasseux	1,386,532	155,946	419,360
Dennis E. Dominic	1,422,154	120,324	419,360
Michelle A. Earley	1,460,848	81,630	419,360
Richard C. Jenner	1,537,460	5,018	419,360
John O. Niemann Jr.	1,537,358	5,120	419,360
Townes G. Pressler	1,452,527	89,951	419,360
Kevin J. Roycraft	1,535,563	6,915	419,360

2.To consider and act upon an advisory on executive compensation.

Number of Shares
For	Against	Abstain	Broker Non-Votes

1,524,418	13,165	4,895	419,360

3.To ratify the Audit Committee’s selection of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Number of Shares
For	Against	Abstain	Broker Non-Votes

1,948,131	10,996	2,711	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date:	May 9, 2023	By:	/s/ Tracy E. Ohmart
Tracy E. Ohmart
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

3